ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement is made and entered into as of the 6th day of October, 1997, by and between BM Acquisition Corp., a Delaware corporation (the "Buyer"), Thermo Electron Corporation, a Delaware Corporation ("Thermo"), Bear Medical Systems, Inc., a California corporation ("Bear Medical"), Bicore Monitoring Systems, Inc. ("Bicore"), a California corporation, Allied Health Care Products AG ("Bear AG"), a Swiss corporation and Bear Medical Systems Foreign Sales Corporation ("Bear FSC"), a Virgin Islands corporation (Bear Medical, Bicore, Bear AG and Bear FSC are herein individually referred to as the "Seller" and collectively referred to as the "Sellers") and Allied Healthcare Products, Inc., a Delaware corporation (the "Stockholder").

        The Buyer desires to purchase, and the Sellers desire to sell, all of the Business of the Sellers for the consideration set forth below and the assumption by the Buyer of certain of the Sellers' liabilities set forth below relating to the Business.

        NOW  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
covenants, agreements and provisions herein contained, the parties hereto agree as follows:

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

        For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

        "Accounts Receivable" -- as defined in Section 3.8.

        "Affiliate" - as that term is defined in Rule 12b-2 under the Exchange Act.

        "Applicable Contract"-- any Contract (a) under which any Seller has or may acquire any rights, (b) under which any Seller has or may become subject to any obligation or liability, or (c) by which any Seller or any of the assets owned or used by any Seller is or may become bound.

        "Assets" -- as defined in Section 2.1.

        "Assumed Liabilities" -- as defined in Section 2.4.

        "August Balance Sheet" -- as defined in Section 3.4.

        "August Income Statements" -- as defined in Section 3.4.

        "Balance Sheet Date" -- as defined in Section 3.4.

        "Business" -- all of the business of the Sellers, including without limitation the design and manufacture of infant and adult ventilators and pulmonary monitors for hospitals and homecare applications.

        "Buyer" -- as defined in the first paragraph of this Agreement.

        "Closing" -- as defined in Section 2.7.

        "Closing Balance Sheet" -- as defined in Section 2.5.

        "Closing Date" -- as defined in Section 2.7.

        "Code" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

        "Competitive Business" -- as defined in Section 8.19.

        "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

        "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including:

               (a)  the sale of the Assets by the Sellers to the Buyer;

               (b)  the   performance   by  the  Buyer,  the  Sellers  and   the
Stockholder of their respective covenants and obligations under this Agreement; and

               (c) Buyer's acquisition and ownership of the Assets and exercise of control over the Assets.

        "Contract"  --  any  agreement,   contract,   obligation,   promise,  or
undertaking (whether written or oral and whether express or implied) that is legally binding.

        "Cowen Balance Sheet" -- as defined in Section 3.4.

        "Cowen  Offering  Memorandum"   --  the  Cowen  &  Company  Confidential
Information Memorandum dated April 1997 relating to the Allied Health Care Products, Inc. Ventilation Products Division.

        "Damages" -- as defined in Section 7.2.

        "Disclosure Letter" -- the disclosure letter delivered by the Sellers to the Buyer concurrently with the execution and delivery of this Agreement and attached hereto as Exhibit A and incorporated into this Agreement as a part hereof.

        "Draft Closing Balance Sheet" -- as defined in Section 2.5.

        "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, mortgage, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

        "Environment" -- soil, land, surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

        "Environmental, Health and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law, Occupational Safety and Health Law, a Contract or other obligation relating to:

               (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

               (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

               (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages, provided such Liabilities shall not include any Damages incurred by the Buyer arising from the performance of any remediation, or giving of any notice to any Governmental Body, to the extent not required by any applicable Environmental Law or Occupational Safety and Health Law, it being understood that the cost of performing any study, assessment or other action in connection with any such non-required remediation shall not be considered Damages; or

               (d) any other compliance, corrective, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et seq., as amended ("CERCLA").

        "Environmental Law" -- any Legal Requirement designed:

               (a) to advise appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous or toxic substances or materials, violations or discharge limits, or other prohibitions and of the commencement of activities, such as resource extraction or construction, that could have an adverse impact on the Environment;

               (b) to permit or license, or to prevent or acceptably minimize the release of pollutants or hazardous or toxic substances or materials into the Environment;

               (c) to reduce the quantities, prevent the release, protect the Environment against, and minimize the hazardous characteristics of wastes that are generated including any air, water or noise pollution;

               (d) to assure that products are designed, formulated, packaged, or used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

               (e)  to  protect  the  Environment,  including   any   resources,
species, or ecological amenities;

               (f) to acceptably minimize the risks inherent in transportation, handling, disposal, use, or storage of hazardous or toxic substances, pollutants, oil, petroleum, contaminants, pesticides, chemicals or other potentially harmful substances;

               (g) to clean up pollutants that have been released, prevent the threat of release, or pay the costs of such cleanup, remediation or prevention; or

               (h) to make responsible parties pay private parties, or groups of them, for damages done to their health or Environment, or to permit self-appointed representatives of the public interest to recover for injuries done to public assets.

        "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "ERISA Affiliate" -- as defined in Section 3.11.

        "Exchange Act" -- the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "Excluded Assets" -- as defined in Section 2.2.

        "Excluded Liabilities" -- as defined in Section 2.4.

        "Facilities" -- any real property, leaseholds, or other interests owned, leased or operated by any Seller (or any predecessor Persons) and any buildings, plants, structures, or equipment owned, leased or operated by any Seller (or any predecessor Persons).

        "Financial Statements" -- as defined in Section 3.4.

        "GAAP" -- generally accepted accounting principles.

        "Governmental Authorization" -- any approval, consent, license, permit, waiver, exemption or variance, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "Governmental Body" -- any:

               (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

               (b)  federal,  state,  local,  municipal,   foreign,   or   other
government;

               (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

               (d)  multi-national organization or body; or

               (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial (including court), legislative, police, regulatory, or taxing authority or power of any nature.

        "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or any Seller.

        "Hazardous Materials" -- any substance that is listed, deemed, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and polychlorinated biphenyls, pesticides, asbestos or asbestos containing materials.

        "Hired Employees" -- as defined in Section 8.15.

        "Indemnified Persons" -- as defined in Section 7.2.

        "Indemnity Basket" -- as defined in Section 7.4.

        "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

        "Knowledge"   --  shall  mean,   with  respect  to  any  Seller  or  the
Stockholder, the actual knowledge of Uma Aggarwal, Barry Baker, Catherine Hossler, James McNee, Stan Fry, Tom Westfall, Gary Maxwell and Ken Hamilton; provided, however, it is understood that such persons shall have made an inquiry of the Sellers' or Stockholder's personnel or representatives, as the case may be, who are reasonably competent to determine the accuracy of the statement in question (and the results thereof were reported to such person). All references to "Sellers' Knowledge" or "Knowledge of the Sellers" contained herein shall be deemed to include the Stockholder's Knowledge.

        "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other, constitution, law, ordinance, Order, principle of common law, regulation, requirement, statute or treaty.

        "License Period" -- as defined in Section 8.26.

        "Material Adverse Effect" -- any loss to the Sellers, taken as a whole, in excess of $250,000.

        "Material Applicable Contact" -- as defined in Section 3.15.

        "Material Event" -- any event or condition that would be reasonably likely to result in Damages to the Business of at least $1,000,000.

        "Minimum Claim Amount" -- as defined in Section 7.4

        "Net Asset Benchmark" -- as defined in Section 2.5.

        "Neutral Auditors" -- as defined in Section 2.5.

        "New Receivable" -- as defined in Section 8.25.

        "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

        "Order" -- any award,  decision,  injunction,  judgment,  order, ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

        "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

               (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

               (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), is not required to be specifically authorized by the parent company (if any) of such Person, and does not require any other separate or special authorization of any nature; and

               (c) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

        "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

        "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

        "Plans" -- as defined in Section 3.11.

        "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "Purchase Price" -- as defined in Section 2.3.

        "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment (including the abandonment or discarding of barrels, containers, tanks or other receptacles).

        "Restricted Employee" -- as defined in Section 8.17.

        "Securities Act" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "Seller"  or  "Sellers"   --  as  defined in the first paragraph of this
Agreement.

        "Stockholder" -- as defined in the first paragraph of this Agreement.

        "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

        "Tax" -- any tax (including without limitation any income, capital gains, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including without limitation taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, social security, business license, occupation, business organization, stamp, environmental, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, levy, assessment or other fiscal charges of any kind whatsoever, including any fine, interest, penalty, or addition thereto, whether disputed or not), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax.

        "Tax Return" -- any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including without limitation any schedule or attachment thereto, and any amendment thereof.

        "Thermo" -- as defined in the first paragraph of this Agreement.

        "Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

        "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

        "1997 Balance Sheet" -- as defined in Section 3.4.

        "1997 Income Statements" -- as defined in Section 3.4.

2.      SALE AND TRANSFER OF ASSETS; CLOSING

        2.1 SALE OF ASSETS. At the Closing, the Buyer shall purchase, acquire and accept, and the Sellers shall assign, transfer, convey and deliver, all of the Sellers' right, title and interest in and to, the assets, properties and rights (contractual or otherwise) of every kind, nature and description owned or used by the Sellers (collectively, the "Assets") free and clear of any Encumbrances. The Assets shall include, without limitation, the following:

               (a)    INVENTORIES.    All    inventories   of   raw   materials,
work-in-process, finished products and resale merchandise, scrap inventory, and expendable manufacturing supplies.

               (b) MACHINERY AND EQUIPMENT. All machinery and equipment used in the research and development, manufacture, production, assembly, test, handling, distribution, demonstration and sale of products, together with the spare-parts inventories and all manufacturing or production tools and maintenance supplies pertaining thereto.

               (c) INTELLECTUAL PROPERTY RIGHTS AND TRADEMARKS. All patents, trademarks, service marks, copyrights, trade names and applications therefor, including without limitation, the names "Bear Medical Systems" and "Bicore Monitoring Systems".

               (d) TECHNICAL INFORMATION AND INTANGIBLES. All inventions, discoveries (whether patentable or unpatentable), processes, designs, know-how, trade secrets, proprietary data, software programs and intellectual property of all kinds, including drawings, plans, specifications, processes, patents, dies, designs, blue prints, records, data, product development records, production outlines, diskettes, source code, object code, flow charts, information, media or knowledge and procedures, and customer and supplier lists.

               (e) CONTRACTS. All real and personal property leases, licenses, sales, distribution, and supply Contracts, purchase Contracts and sales orders, and any prepaid items, warranties and all causes of action and claims related thereto.

               (f) MOTOR VEHICLES. All cars, trucks and other motor vehicles, automotive equipment and other rolling stock.

               (g) BOOKS AND RECORDS. All books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, and customer lists; employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, as well as all studies, reports or summaries relating directly to the general condition of the Sellers; and any confidential information which has been reduced to writing relating to or arising out of the Business.

               (h) PERMITS AND APPROVALS. To the extent transferable, all Governmental Authorizations of the Sellers.

               (i) CLAIMS. All claims, deposits, prepayments, refunds, security interests, causes of action, choses in action, rights of recovery, rights of setoff, rights of recoupment, rights under warranties and other similar assets except to the extent such assets relate to Excluded Liabilities or Excluded Assets.

               (j) FURNITURE  AND  FIXTURES.   All   office  furniture,   office
equipment and supplies and computer hardware.

               (k) ACCOUNTS RECEIVABLE. All trade and other accounts receivable and notes and loans receivable and any rights of recovery or setoff of every type and character.

               (l) MISCELLANEOUS SUPPLIES. All catalogs, brochures, product literature, product-related application notes, manuals, technical papers, other printed materials, shipping and packaging materials and labels, cartons and shipping containers, palettes, shipping equipment, graphics, artwork, photographic film, slides, negatives, color separations, printer's and photographer's plates and so-called "camera-ready materials" and sales and advertising materials.

               (m)    BANK ACCOUNTS.  Each of Bear Medical's bank accounts  nos.
12330-54341,   12335-54339  and  12337-54338  with  Bank  of  America,  Concord,
California and Bear AG's bank accounts nos. 257.450.60F and 257.450.01X with Union Bank of Switzerland, Zug Switzerland.

        2.2    EXCLUDED  ASSETS.   Notwithstanding   anything  to  the  contrary
herein, the Assets shall not include the following assets of the Sellers (the "Excluded Assets"):

               (a)    The Contracts and Plans listed on EXHIBIT B hereto.

               (b) CASH AND SECURITIES. All cash, bank accounts (except those accounts specified in Section 2.1(m)), money market accounts, certificates of deposit, and similar short term assets having maturity dates within 90 days of issuance.

               (c) CLAIMS. All claims, deposits, prepayments, refunds, security interests, causes of actions, choses inaction, rights of recovery, rights of setoff, rights of recoupment, rights under warranties and other similar assets to the extent such assets relate to Excluded Liabilities or other Excluded Assets.

               (d) FRANCHISE. Each of the Sellers' franchise as a corporation, its minute books, capital stock transfer records and similar records relating to its organization, existence, capitalization and capital stock.

               (e) AGREEMENT. All rights of the Sellers that accrue or will accrue under this Agreement.

               (f) INSURANCE. All of the Seller's insurance policies, including without limitation those policies set forth on Part 3.16 of the Disclosure Letter.

        2.3 PURCHASE PRICE FOR THE ASSETS. Subject to Section 2.5, the aggregate purchase price for the Assets shall be $37,500,000 (the "Purchase Price").

        2.4 ASSUMPTION OF LIABILITIES. At the Closing, the Buyer shall assume all liabilities of each Seller of any nature, known or unknown, fixed, contingent or otherwise, arising out of or relating primarily to the Business (the "Assumed Liabilities"). Notwithstanding the foregoing, the Buyer shall not assume any liabilities or obligations of the Sellers of any nature, known or unknown, fixed, contingent or otherwise arising out of or relating to the following, all of which shall remain obligations of the Sellers (the "Excluded Liabilities"): (a) for any Taxes resulting from the conduct of the business of the Sellers on or prior to the Closing Date (b) under any Plans listed on EXHIBIT B and any Plans maintained at any time by the Stockholder for the benefit of the Sellers' employees (c) under any Contracts listed on EXHIBIT B,
(d) relating to any Excluded Assets, (e) any liabilities or obligations imposed on any Seller by virtue of being a member of a group of affiliated companies that includes the Stockholder or another Affiliate thereof, including, for example, joint and several liability under the Code or ERISA, (f) for any product liability claims resulting from occurrences on or prior to the Closing Date regardless of whether such claim is brought before or after the Closing Date, (g) for any claims or obligations relating to the Proceedings listed on
Part 3.13 of the Disclosure Letter, (h) resulting from any claim by a stockholder or former stockholder of any Seller, or any other Person, seeking to assert, or based upon ownership or rights of ownership of any shares of capital stock or securities of, or equity interest in, any Seller, or any rights under any Organizational Documents of any Seller, (i) costs, expenses, obligations and liabilities incurred or accrued by the Sellers in connection with this Agreement or the Contemplated Transactions but excluding any costs, expenses, obligations and liabilities arising out of the failure to obtain any consents or waivers with respect to Contracts to be assigned to the Buyer hereunder, (j) all indebtedness for borrowed money including without limitation the Sellers' loan agreements and subordinated debt agreements listed on Part 3.29 of the Disclosure Letter.

        2.5    POST-CLOSING ADJUSTMENT.  The Purchase Price set forth in Section
2.3 shall be subject to adjustment after the Closing Date as follows:

               (a) Within 30 days after the Closing Date, the Stockholder shall prepare and deliver to the Buyer a balance sheet reflecting the net tangible assets of the Sellers as of the Closing Date (a "Draft Closing Balance Sheet"). The Stockholder shall prepare the Draft Closing Balance Sheet in accordance with GAAP and on a basis consistent with the principles and procedures upon which the Seller's balance sheet dated January 31, 1997 contained in the Cowen Offering Memorandum was prepared, which in turn was derived from the Sellers' financial statements as of January 31, 1997; provided, such Closing Balance Sheet shall include a reserve for warranty claims of $800,000, a $1.27 million LIFO Reserve and a $750,000 excess and obsolete inventory reserve. Further, the Closing Balance Sheet shall not reflect any Excluded Assets or Excluded Liabilities, including without limitations Taxes, and shall not contain any regular payroll or accrued vacation reserves relating to employees of the Stockholder who will become employees of the Buyer after the Closing. For purposes of this Agreement, "net tangible assets" shall mean tangible Assets (which includes patents but excludes goodwill), minus Assumed Liabilities.

               (b) The Buyer shall deliver to the Stockholder within 15 days after receiving the Draft Closing Balance Sheet a detailed statement describing its objections (if any) thereto. Failure of the Buyer so to object to the Draft Closing Balance Sheet shall constitute acceptance thereof, whereupon such Draft Closing Balance Sheet shall be deemed to be the "Closing Balance Sheet." The Buyer and the Stockholder shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 15 days after the Stockholder has received the statement of objections, the Buyer and the Stockholder shall select a nationally recognized accounting firm mutually acceptable to them (which shall not be the regular accounting firm used by the Buyer, any Seller or the Stockholder) (the "Neutral Auditors") to resolve any remaining objections. If the Buyer and the Stockholder are unable to agree on the choice of Neutral Auditors, they shall select as Neutral Auditors a nationally recognized "Big Six" accounting firm by lot (after excluding their respective regular independent accounting firms). The Neutral Auditors shall determine on a basis consistent with the principles and procedures set forth in
Section 2.5(a), within 30 days after their appointment, whether the objections raised by the Buyer are valid. The Draft Closing Balance Sheet that is the subject of objections by the Buyer shall be adjusted in accordance with the Neutral Auditors' determination and, as so adjusted, shall be the Closing Balance Sheet. Such determination by the Neutral Auditors shall be conclusive and binding upon the Buyer, the Sellers and the Stockholder. The Buyer, on the one hand, and the Stockholder, on the other hand, shall share equally the fees and expenses of the Neutral Auditors.

               (c) If the net tangible assets as shown on the Closing Balance Sheet are less than the Net Asset Benchmark, the Sellers shall pay to the Buyer, by wire transfer in immediately available funds, within ten business days after the date on which the Closing Balance Sheet is finally determined pursuant to this Section 2.5, an amount equal to such deficiency (plus interest thereon from the Closing Date at the interest rate equal to the base rate of BankBoston as announced from time to time).

               (d) If the net tangible assets as shown on the Closing Balance Sheet are greater than the Net Asset Benchmark, the Buyer shall pay to the Sellers, by wire transfer in immediately available funds, within ten business days after the date on which the Closing Balance Sheet is finally determined pursuant to this Section 2.5, an amount equal to such excess (plus interest thereon from the Closing Date at the interest rate equal to the base rate of BankBoston as announced from time to time).

               (e) As used in this Section 2.5, "Net Asset Benchmark" means $9,700,000.

        2.6 ALLOCATION OF PURCHASE PRICE; CERTAIN TAX INFORMATION. The Sellers and the Buyer agree that at the Closing the Purchase Price shall be provisionally allocated among the Assets as provided on EXHIBIT C to be attached hereto at the Closing. The final allocation of the Purchase Price shall differ from the provisional allocation only to reflect changes in the book value of the net tangible Assets as shown on the Closing Balance Sheet. The Buyer and the Sellers each shall report the federal, state, provincial, foreign and local income and other tax consequences of the transaction contemplated hereby in a manner consistent with such allocation. In addition, the

Sellers agree to provide the Buyer with certain of the Sellers' base period research credit information relating to Section 41 of the Code. Specifically, the Sellers will provide the Buyer information relating to their gross receipts from 1984-1988; the qualified research expenditures for the same period; and the gross receipts of the Sellers for the last four taxable years prior to the Closing Date.

        2.7 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts, at 10:00 a.m. on the fifth business day following satisfaction or waiver of each of the conditions contained in this Agreement, or on such other date as the Buyer and Bear Medical may mutually agree (such date being herein referred to as the "Closing Date").

        2.8 DELIVERIES BY THE SELLERS TO THE BUYER. At the Closing, the Sellers and the Stockholder shall deliver, or cause to be delivered, to the Buyer:

               (a) such executed assignments, patent assignments, trademark assignments, bills of sale, certificates of title, or other documents, each dated the Closing Date, as shall be necessary, in the reasonable opinion of the Buyer and its counsel to transfer to the Buyer all of the Sellers' and/or Stockholder's right, title and interest in and to the Assets;

               (b) an opinion of Dickstein, Shapiro, Morin & Oshinsky LLP, counsel to the Sellers, in the form reasonably satisfactory to the Buyer and its counsel;

               (c) consents to the assignment of the Contracts listed on EXHIBIT E; and

               (d)  executed  copies  of  such  other  agreements   contemplated
hereunder to which any of the Sellers are party.

        2.9 DELIVERIES BY THE BUYER TO THE SELLERS. At the Closing, the Buyer shall deliver to the Sellers:

               (a)  the  Purchase  Price  by  wire  transfer  to   the   account
designated by the Sellers;

               (b) an opinion of Seth H. Hoogasian, Esq. general counsel to the Buyer, in the form reasonably satisfactory to the Sellers and their counsel; and

               (c) an executed assumption agreement and such other documents, each dated as of the Closing Date, as shall be necessary, in the reasonable opinion of the Sellers and their counsel, for the assumption by the Buyer of all of the Assumed Liabilities.

        2.10 NONASSIGNABILITY. Anything contained in this Agreement or any agreement executed in connection herewith to the contrary notwithstanding, neither this agreement nor any agreement executed in connection herewith shall constitute an assignment, transfer, sublicense or sublease of, or an agreement to assign, transfer, sublicense or sublease any right, title or interest in, to or under any, contract, license, lease, commitment, sales order, purchase order or other agreement, or any claim or right to any benefit arising thereunder or resulting therefrom, if an attempted assignment, transfer, sublicense or sublease thereof, without the consent or waiver of a third party thereto (including a Governmental Body) would constitute a breach thereof or a violation of any Legal Requirement, or in any way adversely affects the rights of the Buyer or any Sellers thereunder, unless and until such consent or waiver has been duly obtained or such assignment, transfer, sublicense or sublease has otherwise become lawful. In the event and to the extent that the Sellers are unable, with the assistance and cooperation of the Buyer, to obtain any such required consent or waiver, the Sellers shall use reasonable efforts to provide the Buyer the benefits of any such contract, license, lease, commitment, sales order, purchase order or other agreement.

3.      REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        The Sellers, jointly and severally, represent and warrant to the Buyer as follows:

        3.1 ORGANIZATION AND GOOD STANDING. Each of the Sellers is a corporation duly organized, validly existing, and in good standing under the laws of the state or other jurisdiction of its incorporation or organization, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each of the Sellers is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect. None of the Sellers is in default under or in violation of any provision of any of its Organizational Documents, or any other document, instrument or agreement setting forth the terms and conditions of any shares of capital stock or other securities of any Seller, or the rights and obligations of any holder of any such securities. Set forth in Part 3.1 of the Disclosure Letter is a list of the jurisdictions of incorporation of the Sellers and a list of all states or other jurisdictions in which each of the Sellers is qualified to do business.

        3.2    AUTHORITY; NO CONFLICT.

               (a) Each of the Sellers has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions and proceedings to be taken by or on the part of each Seller, the Stockholder or its Subsidiaries to authorize and permit the execution and delivery by each Seller of this Agreement and the instruments required to be executed and delivered by each Seller pursuant hereto, the performance by each Seller of the obligations hereunder and the consummation by each Seller of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

               (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any Seller, or (B) any resolution adopted by the board of directors or the stockholders of any Seller; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Seller, or any of the assets owned or used by any Seller, may be subject; (iii) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract (iv) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Seller; or (v) entitle any employee or other person to severance or other payments by any Seller or create any other obligation to an employee or other person, including any increase in benefits.

               (c) Except as set forth in Part 3.2 of the Disclosure Letter, no Seller will be required to give any notice to, make any filing with, or obtain any Consent from any Governmental Body or to obtain any material Consents from any nongovernmental Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        3.3 SUBSIDIARIES. Set forth in Part 3.3 of the Disclosure Letter is a list of all Subsidiaries of each Seller, including, with respect to each Subsidiary, its jurisdiction of incorporation. All of the outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid, nonassessable and free of preemptive rights, and is owned beneficially and of record by the respective Seller or by another Subsidiary of a Seller free and clear of any Encumbrance or restriction of any nature, including, without limitation, any restriction on transfer or voting. No shares of any Subsidiary's capital stock are reserved for issuance, and there are no options, warrants, convertible instruments or other rights, agreements or commitments, contingent or otherwise, obligating a Subsidiary to issue, sell or purchase shares of capital stock. No Seller or any Subsidiary thereof is a partner or joint venturer with any other person. No Seller or any Subsidiary thereof is subject to any obligation, contingent or otherwise, to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any entity. No Seller or any Subsidiary thereof has any equity interest in any corporation, partnership or other business entity other than the Subsidiaries listed on the Disclosure Letter.

        3.4 FINANCIAL STATEMENTS. The Sellers have delivered to the Buyer: (a) an unaudited consolidated balance sheet of the Sellers as at June 30, 1997 (the "1997 Balance Sheet"), and the related unaudited consolidated statements of income, retained earnings and cash flows for the fiscal year then ended (the "1997 Income Statements") as such results and amounts reflected in the 1997 Balance Sheet and 1997 Income Statements were included in the audited consolidated balance sheet of the Stockholder as of June 30, 1997 and the audited consolidated statements of income, retained earnings and cash flows of the Stockholder for the fiscal year ended, (b) an unaudited consolidated balance sheet of the Sellers (the "August Balance Sheet") as at August 31, 1997 (the "Balance Sheet Date") and the related unaudited consolidated statements of income, retained earnings and cash flows for the two-month period then ended (the "August Income Statements") and (c) an unaudited consolidated balance sheet of the Sellers (the "Cowen Balance Sheet") as at January 31, 1997 contained in the Cowen Offering Memorandum. The 1997 Balance Sheet, the August Balance Sheet, 1997 Income Statements, the August Income Statements and the Cowen Balance Sheet are referred to collectively as the "Financial Statements". The Financial Statements have been derived from the books and records of the Sellers and have been prepared in a consistent manner and fairly present, in all material respects, the financial condition and the results of operations and cash flows of the Sellers as at the respective dates of and for the periods referred to therein all in accordance with GAAP other than those exceptions to GAAP described in Part 3.4 of Disclosure Letter.

        3.5 BOOKS AND RECORDS. The books of account, minute books, and other records of the Sellers, all of which have been made available to the Buyer, are complete and correct in all material respects.

        3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth in Part 3.6 of the Disclosure Letter, the Sellers have valid and legally enforceable title to all of the Assets free and clear of any Encumbrances whatsoever, and the consummation of the Contemplated Transactions will vest in the Buyer all of the Sellers' right, title and interest in and to the Assets.

        3.7 CONDITION AND SUFFICIENCY OF ASSETS. The Assets are free from material defects, are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put. The Assets are the only assets necessary for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing. Each of the Assets which is not owned by a Seller is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreements between such Seller and the owner or lessor thereof, the obligations of such Seller to such owner or lessor will have been discharged in all material respects.

        3.8 ACCOUNTS RECEIVABLE. All trade and other accounts receivable of the Sellers are reflected properly on the Sellers' books and records in accordance with GAAP. All trade and other accounts receivable of the Sellers that are reflected on the August Balance Sheet (except for those collected in full prior to the Closing Date) or on the accounting records of the Sellers as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent  valid  obligations  arising  from  sales  actually  made or  services actually performed in the Ordinary Course of Business. To the Sellers' Knowledge, there is no contest, claim, or right of set-off with any maker of an Account Receivable relating to the amount or validity of such Account Receivable.

        3.9 NO UNDISCLOSED LIABILITIES. The Sellers have no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), except for (a) liabilities or obligations set forth on the face of (rather than in any notes thereto), or fully reserved against in, the August Balance Sheet, (b) current liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business, (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet; (d) liabilities described in Parts 3.2, 3.6, 3.10, 3.11, 3.13, 3.15, 3.25, 3.27, 3.28 and 3.29 of the Disclosure Schedule and (e)
such other liabilities which, individually or in the aggregate, do not exceed $125,000; provided, however, none of the liabilities described above, other than Excluded Liabilities, results from, arises out of, or relates to, is in the nature of, or was caused by any breach of contract (other than breach of warranty), tort, infringement or violation of law.

        3.10 TAXES. Except as set forth in Part 3.10 of the Disclosure Letter, each of the Sellers has prepared, or had prepared on its behalf, and duly and timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. None of the Sellers is the beneficiary of any extension of time within which to file any Tax Return. All material Taxes owed by the Sellers have been paid when due, other than those being contested in good faith and where adequate reserves (determined in accordance with GAAP) have been established therefor. All Taxes of the Sellers attributable to Tax periods or portions thereof ending on or prior to the Closing Date, including Taxes that may become payable by the Sellers in future periods in respect of any transactions or sales occurring on or prior to the Closing Date, that have not yet been paid have, in the aggregate, been adequately reflected as a liability on the books of the Sellers in accordance with GAAP. None of the Sellers is currently being audited or examined by any Governmental Body, no deficiencies for any Tax have been asserted against any Seller that have not been paid in full and there are no pending Proceedings relating to Taxes commenced against any Seller and to the Sellers' Knowledge no such Proceeding has been Threatened. To the Sellers' Knowledge, no claim or inquiry with respect to any material amount of Taxes has been made within the past two years against any Seller by an authority in a jurisdiction where any such Seller did not file Tax Returns that such Seller is or may be subject to any Tax by that jurisdiction. Without limiting the generality of the foregoing, each of the Sellers has withheld or collected and duly paid all material Taxes required to have been withheld or collected and paid in connection with payments to foreign persons, sales and use Tax obligations, and amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person. Except as set forth in Part 3.10 of the Disclosure Letter, none of the Sellers is party to any Tax allocation or sharing agreement or is a member of an affiliated group filing a consolidated federal income Tax Return. The representations and warranties set forth in this Section 3.10 are not applicable to the extent the Assets and the Business cannot be made subject to Tax liens and the Buyer cannot be made liable for Taxes or otherwise incur Damages as a result thereof relating to the matters constituting breaches of such representations and warranties.

        3.11 EMPLOYEE BENEFITS. Part 3.11 of the Disclosure Letter contains a true, correct and complete list of all benefit plans (as defined in Section 3(3) of ERISA) and all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to any of the employees of any Seller (the "Plans") and, except as set forth in Part 3.11 of the Disclosure Letter, none of the Sellers has any obligations, contingent or otherwise, past or present, under the terms of any Plan. With respect to all Plans, each of the Sellers is in compliance in all material respects with all applicable Legal Requirements, including

ERISA. Each of the Sellers has, in all material respects, performed all obligations required to be performed by it under, and is not in material violation of, and there has been no material default or material violation by any other party with respect to, any of the Plans and the Sellers have made all required contributions thereto. There are no pending or, to the Knowledge of the Sellers, Threatened Proceedings by employees or former employees of any Seller, or beneficiaries or spouses of any of the above, involving any Plan. The Sellers have provided the Buyer with copies of each Plan that is in writing and with a written summary of each oral Plan. None of the Sellers nor any ERISA Affiliate (as defined below) contributes to or has an obligation to contribute to or has contributed to or had an obligation to contribute to within the past six years, a "multi-employer" plan as defined in Section 4001(a)(3) of ERISA. None of the Sellers nor any ERISA Affiliate has withdrawn from a multi-employer plan in a complete or partial withdrawal that resulted in any unsatisfied employer liability. None of the Sellers has maintained or contributed to any employee benefit plan that is subject to Section 412 of the Code or Title IV of ERISA. "ERISA Affiliate" means an entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined in Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes any Seller.

        3.12   COMPLIANCE WITH LEGAL REQUIREMENTS.

               (a) Except as set forth in Part 3.12 of the Disclosure Letter and except for such events which, individually or in the aggregate, would not result in Damages in excess of $125,000: (i) each of the Sellers is, and at all times since February 10, 1995, has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by any Seller of, or a failure on the part of any Seller to comply with, any Legal Requirement in any material respect; (iii) none of the Sellers has received, at any time since February 10, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement.

               (b) Part 3.12 of the Disclosure Letter sets forth a list of all Governmental Authorizations material to the Business. Such listed Governmental Authorizations are the only Governmental Authorizations necessary for the conduct of the business as currently conducted. Except as set forth in Part 3.12 of the Disclosure Letter and except for such events which, individually or in the aggregate, would not result in Damages in excess of $125,000: (i) each of the Sellers is, and at all times since February 10, 1995 has been, in compliance in all material respects with each such Governmental Authorization, (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any such Governmental Authorization; and (iii) none of the Sellers has received at any time since February 10, 1995 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any such Governmental  Authorization,  or
(B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any such Governmental Authorization.

               (c) For purposes of this Section 3.12(c), the "Products" shall mean the ventilator and pulmonary monitor products and all other devices manufactured and sold by the Sellers. Each of the Sellers and each Product in current commercial distribution, is currently duly registered (in the case of the Sellers) and listed (in the case of each Product) with the United States Food and Drug Administration ("FDA") under section 510 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301 et seq. (the "FDA Act"), and the applicable rules and regulations thereunder. Each Product in current commercial distribution is a Class II medical device as defined under 21 U.S.C. 360c (a)
(1) (A), (B) and applicable rules and regulations thereunder and was first marketed under, and is covered by, a premarket notification submission to the FDA in compliance with 21 U.S.C. 360 (k) and the applicable rules and regulations thereunder or was on the market prior to May 28, 1976. To the Knowledge of the Sellers, each of the Sellers is currently in compliance with, and each Product in current commercial distribution is manufactured, prepared, assembled and processed in compliance with the Quality System Regulations set forth in 21 C.F.R. part 820. To the Knowledge of the Sellers, each of the Sellers is in compliance in all material respects with the written procedures, recordkeeping and FDA reporting requirements for Medical Device Reporting set forth in 21 C.F.R. part 803. The premises of Bear Medical and its records relating to the Products were most recently inspected by the FDA in July 10-23, 1997 and a true and complete copy of the report of such inspection has been furnished to the Buyer. To the Knowledge of the Sellers, such Sellers have taken corrective actions to address all observations noted therein. Since July 23, 1997, the FDA has not inspected such premises and records. None of the Sellers is subject to any enforcement proceedings by the FDA and to the Knowledge of the Sellers no Proceedings have been Threatened. None of the Sellers has introduced in commercial distribution during the period of six calendar years immediately preceding the date hereof any Products which were upon their shipment by any Seller adulterated or misbranded in violation of 21 U.S.C. 331.

               (d) For purposes of this Section 3.12, Legal Requirements shall not include Legal Requirements relating to Environmental Law, ERISA or Taxes.

        3.13   LEGAL PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 3.13 of the Disclosure Letter, there is no pending Proceeding involving claims or amounts in excess of $100,000, excluding Proceedings relating to Taxes,: (i) that has been commenced by or against any Seller or that otherwise relates to or may affect, the business of, or any of the assets owned or used by, any Seller, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of the Sellers, (A) no such Proceeding has been Threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

               (b) Except as set forth in Part 3.13 of the Disclosure Letter there is no Order involving claims or amounts in excess of $100,000 to which any Seller, or any of the assets owned or used by any Seller, is subject. Each of the Sellers is in full compliance with all of the terms and requirements of each Order to which it, or any assets owned or used by it, is subject.

        3.14 ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth in Part
3.14 of the Disclosure Letter, since the Balance Sheet Date, each of the Sellers has conducted its business only in the Ordinary Course of Business and there has not been any:

               (a)  except  in the  Ordinary  Course  of  Business,  payment  or increase by any Seller of any bonuses, salaries, commissions or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any stockholder, director, officer, or employee;

               (b) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Seller;

               (c) damage to or destruction or loss of any asset or property of any Seller, whether or not covered by insurance, having a Material Adverse Effect;

               (d) except in the Ordinary Course of Business, sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Seller or mortgage, pledge, or imposition of any Encumbrance on any asset or property of any Seller;

               (e) except in the Ordinary Course of Business, cancellation or waiver of any claims or rights with a value to any Seller in excess of $75,000;

               (f) material change in the accounting methods used by any Seller;

               (g) material adverse change in the financial condition, assets, liabilities, earnings, business or prospects of the Sellers, taken as a whole;

               (h) indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transaction (except that reflected in this Agreement) engaged in, by any Seller, except those in the Ordinary Course of Business which are, individually and in the aggregate, less than $75,000 in amount;

               (i) acquisition of any assets other than in the Ordinary Course of Business;

               (j)  material  reduction  in  the  rate  of,  or  gross   margins
associated with,  bookings or orders for the products or services of any Seller;
or

               (k) agreement, whether oral or written, by any Seller to do any of the foregoing.

        3.15   CONTRACTS; NO DEFAULTS.

               (a) Part 3.15(a) of the Disclosure Letter contains a complete and accurate list of each of the following Applicable Contracts in effect as of the date hereof, whether oral or written, along with a description of all oral Applicable Contracts: (i) each agreement that involves aggregate future payments by any Seller of more than $75,000; (ii) each supply, distributorship, sales agency, franchise, joint venture or partnership agreement; (iii) each agreement not made in the Ordinary Course of Business which is to be performed after the Closing; (iv) each outstanding commitment to make a capital expenditure, capital addition or capital improvement involving an amount in excess of $50,000; (v) each real or personal property lease; (vi) each agreement to be assumed by the Buyer relating to the loan of money or availability of credit to or from any Seller; (vii) each agreement limiting the freedom of any Seller to compete in any line of business or with any Person; (viii) each agreement, contract, arrangement or understanding between any Seller and any present or former employee, or other agreements relating to the provision of services; (ix) each license agreement relating to patents, trademarks, know-how or other intellectual property, whether as licensee or licensor; (x) each collective bargaining agreement or other contract or commitment to or with any labor union or other group of employees; (xi) each mortgage, pledge, security, title retention, or similar agreement encumbering any of the Assets; (xii) each agreement providing for payments to or by any Person based on sales, purchases, revenues, profits or assets; (xiii) each guaranty or similar undertaking with respect to the obligations of any other Person; (xiv) each agreement relating to the acquisition or disposition of significant assets, businesses or companies within the past five years; and (xv) each other agreement which cannot be terminated by any Seller without consequences of a default or termination having a Material Adverse Effect. In addition, Part 3.15(a) of the Disclosure Letter contains a complete and accurate list of all Contracts to which the Stockholder is a party that relate to the Business. The Sellers have delivered to the Buyer true and complete copies of all of the Contracts listed in Part 3.15(a) of the Disclosure Letter.

               (b) Except as set forth in Part 3.15(b) of the Disclosure Letter, each Contract ("Material Applicable Contract") identified or required to be identified in Part 3.15(a) of the Disclosure Letter, including any Contracts entered into after the date hereof that otherwise would be required to be identified in Part 3.15(a) of the Disclosure Letter but for the fact it was entered into after the date hereof, is in full force and effect and is valid and enforceable in accordance with its terms. Except as set forth in Part 3.15(b) of the Disclosure Letter and except for any noncompliance the effect of which would not, individually or in the aggregate, result in Damages in excess of $50,000:
(i) each  Seller  is,  and at all times  since  January  1,  1995 has  been,  in compliance with all applicable terms and requirements of each Material Applicable Contract to which it is a party; (ii) each other Person that has any obligation or liability under any Material Applicable Contract is, and at all times since January 1, 1995 has been, in compliance with all applicable terms and requirements of such Material Applicable Contract; and (iii) no Seller has given to or received from any other Person, at any time since January 1, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Material Applicable Contract.

               (c) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Seller under any Material Applicable Contract with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

        3.16 INSURANCE. Part 3.16 of the Disclosure Letter sets forth a list (including the name of the insurer, the name of the policyholder, the name of each insured, the policy number and periods of coverage, and the scope of coverage) of all policies of fire, theft, casualty, liability, burglary, fidelity, workers compensation, business interruption, environmental, product liability, automobile and other forms of insurance under which any Seller is the beneficiary, including any self-insurance arrangement affecting any Seller. No Seller nor the Stockholder has received any notice from any insurer under any such policy disclaiming coverage or canceling or materially amending any such policy. Such policies or extensions or renewals thereof in such amounts will be outstanding and in full force and effect without interruption until the Closing Date. Each of the Sellers and the Stockholder, as applicable, has paid all premiums due, and has otherwise performed all of its obligations under, each such policy. Each of the Sellers and the Stockholder, as applicable, has given proper and timely notice to the insurer of all claims that may be insured under such policies. Each of the Sellers is covered by insurance in scope and amount sufficient to satisfy the insurance provision of each written arrangement listed or required to be listed in Part 3.15 of the Disclosure Letter. The Sellers have delivered true and complete copies of all such insurance policies to the Buyer.

        3.17 ENVIRONMENTAL MATTERS. Except as set forth in Part 3.17 of the Disclosure Letter and except for such events which, individually or in the aggregate, would not have a Material Adverse Effect:

               (a) Each of the Sellers is, and has been, in compliance with all Environmental Laws. None of the Sellers has received any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, (ii) the current or prior owner or operator of any Facilities, or (iii) any other Person, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any
Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Seller (or any predecessor) has or had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, transported or processed by any Seller (or any predecessor), or any other Person for whose conduct any Seller is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

               (b) There are no pending or, to the Knowledge of the Sellers, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental,

Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Seller (or any predecessor) has or had an interest.

               (c) None of the Sellers nor to the Knowledge of the Sellers, any other Person for whose conduct any Seller is or may be held responsible, has any Environmental, Health and Safety Liabilities with respect to the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Seller (or any predecessor) has or had an interest, or to the Knowledge of the Sellers, at any property geologically or hydrologically adjoining the Facilities or any other such property or assets.

               (d) There has been no Release or, to the Knowledge of the Sellers, Threat of Release, of any Hazardous Materials at or from the Facilities or to the Knowledge of the Sellers, at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, transported, produced, imported, used, or processed at, from or by the Facilities, or at, from or by any other properties and assets (whether real, personal, or mixed) in which any Seller (or any predecessor) has or had an interest, or to the Knowledge of the Sellers any geologically or hydrologically adjoining property, whether by any Seller or any other Person.

               (e) The Sellers have delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller or the Stockholder pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Seller, or any other Person for whose conduct any Seller is or may be held responsible, with Environmental Laws or Occupational Safety and Health Laws.

               (f) Part 3.17 of the Disclosure Letter sets forth or describes in reasonable detail: (i) all landfills, surface impoundments, pits, underground injections wells, waste piles, incinerators and any other units used by any Seller since January 1, 1995 for the handling, treatment, recycling, storage or disposal of Hazardous Materials, (ii) all underground or above-ground storage tanks at the Facilities or on any property owned or operated at any time by any Seller (or any predecessor) and (iii) a list of all haulers or carriers of Hazardous Materials used by any Seller since January 1, 1995 to handle, transport or dispose of any Hazardous Materials.

        3.18 EMPLOYEES; LABOR DISPUTES. Part 3.18 of the Disclosure Letter contains a list of all persons employed by the Sellers as of the date hereof, along with the position and the annual rate of compensation of each such person and indicates which employees have entered into a confidentiality and assignment of inventions agreement with a Seller. To the Sellers' Knowledge, no key employee or group of employees employed by any Seller has any plans to terminate employment with such Seller (other than for the purpose of accepting employment with the Buyer following the Closing) or not to accept employment with the Buyer. None of the Sellers is, or since January 1, 1995, has been, a party to any collective bargaining or other labor Contract nor are any of their employees covered by any such Contract. Since January 1, 1995, there has not been, there is not presently pending or existing, and to the Knowledge of the Sellers, there is not

Threatened, any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, organizational activity, or other labor dispute against or affecting any Seller or any Seller's premises, and no application for certification of a collective bargaining agent is pending or to the Knowledge of the Sellers is Threatened. To the Knowledge of the Sellers, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Seller, and no such action is contemplated by any Seller.

        3.19 INTELLECTUAL PROPERTY. The Sellers own or have adequate licenses to use, free and clear of any Encumbrance or obligation of payment, all patents, trademarks, trade names, service marks, brand names and copyrights, and applications therefor, used in the conduct of the Business or the use of which is necessary for the conduct of the Business (the "Intangibles"). Set forth in
Part 3.19 of the Disclosure Letter is a complete list and summary description of all Intangibles and licenses or sublicenses entered into or granted by or to any Seller with respect thereto and the countries of registration as of the date hereof. The Sellers own or possess adequate rights to use, free and clear of any Encumbrance or obligation of payment, all inventions, technology, technical know-how, processes, designs, trade secrets, vendor and customer lists and other confidential information required for or used in the Business ("Trade Secrets"). No Person has made any claim or demand upon any Seller pertaining to, and no Proceedings are pending, or to the Knowledge of the Sellers Threatened, which challenge the rights of any Seller in respect of any Intangibles or Trade Secrets. No Intangible owned or used by any Seller is subject to any Order. None of the Sellers has infringed or engaged in the unauthorized use of, or violated any confidentiality agreement that pertains to, any patent, trademark, trade name, service mark, brand name or copyright, or any invention, technology, technical know-how, process, design, trade secret or other intellectual property of another Person. To the Knowledge of the Sellers, there has been no infringement or unauthorized use of any Intangible or Trade Secret by any other Person. Except as set forth in Part 3.19 of the Disclosure Letter, no patent maintenance or other fees with respect to any patents owned by any of the Sellers will be due within six (6) months after the Closing Date.

        3.20 DISCLOSURE. To the Knowledge of the Sellers, no statement in the Disclosure Letter contains any untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under which they were made, in order make such statements not misleading.

        3.21 RELATIONSHIPS WITH AFFILIATES. Except as set forth in Part 3.21 of the Disclosure Letter, no Affiliate of any Seller has, or at any time after January 1, 1994 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Business. Except as set forth in Part 3.21 of the Disclosure Letter, none of the Sellers nor any Affiliate of any Seller owns, or has owned, of record or as beneficial owner, an equity interest or any other financial or profit interest in any Person that has (i) had business dealings or a financial interest in any transaction with any Seller, or (ii) engaged in a Competing Business except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.21 of the Disclosure Letter, no Affiliate of any Seller is a party to any Contract with, or has any claim or right against, any Seller.

        3.22 BROKERS OR FINDERS. None of the Sellers nor any officers or agents thereof have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions for which the Buyer may be held liable.

        3.23 NO TERMINATION OF RELATIONSHIP. To the Knowledge of the Sellers no distributor, customer, supplier, lender, key employee or other person which has an existing relationship with any Seller which is material to the Sellers, intends not to continue such relationship with the Buyer substantially on the same terms after the Closing as a result of the execution of this Agreement or the performance of the Contemplated Transactions.

        3.24 CUSTOMERS AND SUPPLIERS. No unfilled customer orders or commitments obligating any Seller to process, manufacture or deliver products or perform services, which orders or commitments are material, individually or in the aggregate, to the Sellers will result in a material loss to the business of the Sellers upon completion of performance. No purchase orders or commitments of any Seller, which orders or commitments are material, individually or in the aggregate, to the Sellers, are materially in excess of normal requirements for the Sellers, nor are prices provided therein materially in excess of current market prices for the products or services to be provided thereunder. No material supplier of any Seller has indicated within the past year that it will stop, or materially decrease the rate of supplying materials, products, or services to such Seller and no material customer of any Seller has indicated within the past year that it will stop, or materially decrease the rate of, buying materials, products or services from such Seller. Part 3.24 of the Disclosure Letter sets forth a list of (a) each customer that accounted for more than 5% of the revenues of the Sellers during the last fiscal year and (b) each supplier that is the sole supplier of any significant product or component to the Sellers.

        3.25 RECALLS. Except as set forth in Part 3.25 of Disclosure Letter, no products of the Sellers have been recalled since January 1, 1992 and, to the Knowledge of the Sellers, there is no basis for any such recall.

        3.26   [INTENTIONALLY OMITTED ]

        3.27 PRODUCT AND SERVICE WARRANTIES. The Sellers have provided the Buyer with copies of the current standard warranty used for each of the products and services of the Sellers. Part 3.27 of the Disclosure Letter describes any and all other product or service warranties made by or on behalf of the Sellers that deviate materially from the current standard warranties and which remain in effect on the date hereof, or pursuant to which any Seller has any remaining obligations.

        3.28   PROPERTY, PLANT AND EQUIPMENT.

               (a) None of the Sellers owns, or is obligated to purchase, any real property.

               (b) Part 3.28 (b) of the Disclosure Letter, lists and briefly describes all real property leased or subleased by any Seller. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3.28(b), which have not been amended or modified since the date thereof, of the Disclosure Letter. With respect to each lease and sublease listed in Section 3.28(b) of the Disclosure Letter:

                      (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                      (ii) except as set forth in Section 3.28 (b) of the Disclosure Letter, the lease or sublease is assignable to the Buyer without the consent or approval of or any payment to any party, does not require any permission or consent upon a change of control of such Seller, will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                      (iii) to the Sellers' Knowledge no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, could constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                      (iv) no party to the lease or sublease has repudiated any provision thereof;

                      (v)    there  are  no   disputes,  oral   agreements,   or
forbearance programs in effect as to the lease or sublease;

                      (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                      (vii) no Seller has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                      (viii) all facilities leased or subleased thereunder have received all approvals of Governmental Bodies (including Governmental Authorizations) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Legal Requirements; and

                      (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

        3.29 INDEBTEDNESS AND GUARANTIES. Part 3.29 of the Disclosure Letter sets forth a true and complete list (indicating the obligor, the beneficiary, the amount and date of maturity or expiration), including the names of the parties thereto, of all debt instruments, loan agreements, indentures, guaranties or other written obligations which relate to (i) indebtedness for borrowed money or (ii) money loaned to others, provided that the Sellers shall not be required to list any such obligations which (a) individually total less than $75,000 or (b) are general corporate obligations of the Sellers, which are not secured by any of the Assets, and which do not constitute an Assumed Liability. All of the aforesaid items were entered into in the Ordinary Course of Business, are valid and binding, in full force and effect and are enforceable in accordance with their respective terms; there exists no breach or default, or any event which with notice or lapse of time or both, would constitute a breach or default by any party thereto; and there are no prepayment penalties associated therewith.

        3.30 CORPORATE PRACTICES. To the Knowledge of the Sellers, none of the Sellers has, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees, or to foreign or domestic political parties or campaigns, from corporate funds; (iii) violated any provisions of the Foreign Corrupt Practices Act of 1977; (iv) established or maintained any unlawful or unrecorded fund of monies or other assets; (v) made any false or fictitious entry on its books or records; (vi) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person; (vii) made any unlawful bribe, kickback, finder's fee, commission or other payment or compensation of a similar or comparable nature to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained; (viii) knowingly submitted, or caused to be submitted, any materially false claims against the U.S. Government or (ix) made, or caused to be made, any false statements to the U.S. Government subject to prosecution under 18 U.S.C. Section 1001.

3A.     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

        The Stockholder represents and warrants to the Buyer as follows:

               3A.1   ORGANIZATION  AND  GOOD  STANDING.  The  Stockholder  is a
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

               3A.2   AUTHORITY; NO CONFLICT.

               (a) The Stockholder has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions and proceedings to be taken by or on the part of the Stockholder to authorize and permit the execution and delivery by the Stockholder of this Agreement and the instruments required to be executed and delivered by the Stockholder pursuant hereto, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated herein, have been duly and properly taken. This

Agreement  has  been  duly  executed  and  delivered  by  the   Stockholder  and
constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

               (b) Neither the execution and delivery of this Agreement by the Stockholder nor the consummation or performance of any of the Contemplated Transactions by the Stockholder and the Sellers will contravene, conflict with or result in a violation under or give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:
(i) any provision of the Stockholder's Organizational Documents; (ii) any resolution adopted by the board of directors of the Stockholder; (iii) any Legal Requirement or Order to which the Stockholder may be subject; or (iv) any Contract to which the Stockholder is a party or by which the Stockholder may be bound.

The Stockholder is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement by the Stockholder and the Sellers or the consummation or performance of any of the Contemplated Transactions by the Stockholder and the Sellers.


4.      REPRESENTATIONS AND WARRANTIES OF THE BUYER

        The Buyer and Thermo represent and warrant to the Sellers as follows:

        4.1 ORGANIZATION AND GOOD STANDING. Each of the Buyer and Thermo is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

        4.2    AUTHORITY; NO CONFLICT.

               (a) Each of the Buyer and Thermo has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. All corporate and other actions and proceedings to be taken by or on the part of the Buyer and Thermo to authorize and permit the execution and delivery by the Buyer and Thermo, as applicable, of this Agreement and the instruments required to be executed and delivered by each of the Buyer and Thermo pursuant hereto, the performance by the Buyer and Thermo of its obligations hereunder and the consummation by each of the Buyer and Thermo of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by each of the Buyer and Thermo and constitutes the legal, valid, and binding obligation of the Buyer and Thermo, enforceable against them in accordance with its terms.

               (b) Except as set forth in EXHIBIT F, neither the execution and delivery of this Agreement by the Buyer or Thermo nor the consummation or performance of any of the Contemplated Transactions by the Buyer or Thermo will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of either the Buyer's or Thermo's Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of the Buyer or Thermo; (iii) any Legal Requirement or Order to which the Buyer or Thermo may be subject; or (iv) any Contract to which the Buyer or Thermo is a party or by which the Buyer or Thermo may be bound.

Except as set forth in EXHIBIT F, neither the Buyer or Thermo is or will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement by the Buyer or Thermo or the consummation or performance of any of the Contemplated Transactions by the Buyer or Thermo.

        4.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against the Buyer or Thermo that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Buyer's and Thermo's knowledge, no such Proceeding has been Threatened.

        4.4 BROKERS AND FINDERS. Neither Thermo, the Buyer nor its officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement for which any Seller or the Stockholder may be liable.

5.       CONDITIONS TO OBLIGATIONS

        5.1. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing, of the following conditions (unless waived in writing by the Buyer in the manner provided in Section 8.6 hereof):

               (a)  REPRESENTATIONS,  WARRANTIES AND  PERFORMANCE OF THE SELLERS
AND THE STOCKHOLDER. No event shall have occurred at any time and no condition shall exist which makes any of the representations or warranties of the Sellers or the Stockholder contained in this Agreement untrue or incorrect on the date when made or, in all material respects (other than such representations and warranties which are qualified by materiality, Material Adverse Effect or a minimum dollar limitation), on the Closing Date (or if a representation or warranty is made as of a specific date, untrue or incorrect as of such date) except any such event or condition that would not (together with all other such events or conditions) be a Material Event; provided, however, that if any event or condition shall exist which makes any of the representations or warranties of the Sellers or the Stockholder contained in this Agreement untrue or incorrect on the date when made or, in all material respects (other than such representations and warranties which are qualified by materiality, Material Adverse Effect or a minimum dollar limitation), on the Closing Date (or, if a representation or warranty is made as of a specific date, untrue or incorrect as of such date), and such event or condition would not (together with all other such events or conditions) be a Material Event, then the Sellers shall indemnify the Buyer for any Damages resulting from such event or condition pursuant to
Section 7, subject to the Indemnity Basket, and; provided, further, if any such event or condition would (together with all other such events or conditions) be a Material Event and neither party terminates this Agreement pursuant to Section 9, then the Sellers shall set aside in escrow and indemnify the Buyer for any such

Damages resulting from such event or condition pursuant to Section 7 and the limit on the aggregate indemnity obligations of the Sellers and the Stockholder set forth in Section 7.4 shall be increased by the amount of such Damages. The Sellers and the Stockholder shall have performed the obligations and complied with the covenants required to be performed or to be complied with by them under this Agreement, in all material respects, prior to the Closing.

               (b) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance hereof by the Sellers and the Stockholder and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Sellers and the Stockholder. The Sellers shall have furnished the Buyer with a copy of all resolutions adopted by their respective Boards of Directors and shareholders in connection with such actions, certified by the Secretary or an Assistant Secretary of such Seller, together with copies of such other instruments and documents as the Buyer shall have reasonably requested.

               (c) GOVERNMENT CONSENTS; HART-SCOTT-RODINO. Any Governmental Body having jurisdiction over any Seller or the Stockholder or over the Buyer or Thermo, to the extent that its consent or approval is required by applicable Legal Requirements for the performance of this Agreement or the consummation of the transactions contemplated hereby shall have granted any necessary consent or approval. Further, the waiting period and any extensions thereof as prescribed by the regulations promulgated under Hart-Scott-Rodino shall have expired or terminated without receipt of any objections or commencement of litigation or threat thereof (in each case that has not been withdrawn) by the Federal Trade Commission or any other appropriate Governmental Body to restrain or prevent the transactions contemplated thereby.

               (d) PERMITS AND APPROVALS. Any and all consents, permits, waivers, approvals or other actions listed on EXHIBIT E shall have been obtained, and shall be in full force and effect, and no such consent, permit, waiver, approval or other action shall contain any provision that in the reasonable judgment of the Buyer is unduly burdensome.

               (e) GOOD STANDING CERTIFICATES. Each of the Sellers and the Stockholder shall have delivered to the Buyer a corporate good standing certificate from its jurisdiction of incorporation.

               (f) OFFICER'S CERTIFICATE. Each of the Sellers and the Stockholder shall have delivered to the Buyer a certificate executed by an officer of such Seller and the Stockholder, as applicable, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1(a).

               (g) LEGAL OPINION. The Buyer shall have received from Dickstein, Shapiro, Morin & Oshinsky LLP, counsel to the Sellers, an opinion in the form reasonably satisfactory to the Buyer and its counsel.

               (h) DOCUMENTS SATISFACTORY. The form and substance of all legal matters contemplated herein and of all papers used or delivered hereunder shall be reasonably acceptable to the Buyer, and the Buyer shall have received all documents that it may have reasonably requested in connection with the transactions contemplated hereby, in form and substance reasonably satisfactory to it.

               (i) BACKLOG. The aggregate backlog of the Sellers as of the Closing Date will be greater than or equal to $3,000,000. For purposes of this
Section 5.1(i), "backlog" means all firm orders and commitments for the Sellers' products and services which orders and commitments contain terms and conditions that are consistent with the Sellers' practices over the past year.

               (j) ALLIED CONTRACTS. Allied shall have assigned to the Buyer all of its right, title and interest in and to the Product Development and License Agreement dated June 30, 1997 with LynOnx (including all intellectual property relating to the Computerized Weaning Protocols assigned by LynOnx to the Stockholder); the Agreement dated March 21, 1996 with Ohmeda, Inc.; each of the Distributor Agreements listed on Schedule 3.15 relating solely to Sellers' products; and to the extent assignable, a partial interest in and to each Distributor Agreement listed on Schedule 3.15 covering the distribution of both the Sellers' and the Stockholder's products, to the extent such Agreements relate to the Sellers' products.

        Section 5.2. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing, of the following conditions (unless waived by the Sellers in writing in the manner provided in Section 8.6 hereof):

               (a) REPRESENTATIONS, WARRANTIES AND PERFORMANCE OF THE BUYER AND THERMO. The representations and warranties set forth in Section 4 hereof shall be accurate, in all material respects, on and as of the date hereof, and on and as of the Closing Date as though made on and as of the Closing Date, and the Buyer and Thermo shall have performed the obligations and complied with the covenants required to be performed or to be complied with by it under this Agreement, in all material respects, prior to the Closing.

               (b) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance hereof by the Buyer and Thermo and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Buyer and Thermo. The Buyer shall have furnished the Sellers with a copy of all resolutions adopted by its Board of Directors in connection with such actions, certified by the Secretary or an Assistant Secretary of the Buyer, together with copies of such other instruments and documents as the Sellers shall have reasonably requested.

               (c) GOVERNMENT CONSENTS; HART-SCOTT-RODINO. Any Governmental Body having jurisdiction over the Sellers and the Stockholder or over the Buyer and Thermo, to the extent that its consent or approval is required by applicable Legal Requirements for the performance of this Agreement or the consummation of the transactions contemplated hereby shall have granted any necessary consent or approval. Further, the waiting period and any extensions thereof as prescribed by the regulations promulgated under Hart-Scott-Rodino shall have expired or terminated without receipt of any objections or commencement of litigation or threat thereof (in each case that has not been withdrawn) by the Federal Trade Commission or any other appropriate Governmental Body to restrain or prevent the transactions contemplated thereby.

               (d) PERMITS AND APPROVALS. Any and all consents, permits, approvals, waivers or other actions listed on EXHIBIT E shall have been obtained.

               (e) GOOD STANDING CERTIFICATES. The Buyer shall have delivered to the Sellers a corporate good standing certificate from its jurisdiction of incorporation.

               (f) OFFICER'S CERTIFICATE. The Buyer shall have delivered to the Sellers a certificate executed by an officer of the Buyer, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.2(a).

               (g) DOCUMENTS SATISFACTORY. The form and substance of all legal matters contemplated herein and of all papers used or delivered hereunder shall be reasonably acceptable to the Sellers, and the Sellers shall have received all documents that they may have reasonably requested in connection with the transactions contemplated hereby, in form and substance reasonably satisfactory to them.

               (h) OTHER REPRESENTATIONS. It is the explicit intent and understanding of each of the parties hereto that neither party hereto nor any of its Affiliates, representatives or agents is making any representations or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement, the Disclosure Letter and any other certificate or document delivered pursuant to this Agreement, and neither party is relying on any statement, representations or warranty, oral or written, express or implied made by the other party hereto or such other party's Affiliates, representatives or agents, except for the representations and warranties set forth in this Agreement, the Disclosure Letter and any other certificate or document delivered pursuant to this Agreement. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE ASSETS OWNED BY THE SELLERS AND EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD THAT THE BUYER TAKES THE ASSETS "AS IS" AND "WHERE IS".

6.      PRE-CLOSING COVENANTS

        6.1 BEST EFFORTS. Each of the Buyer, the Stockholder and the Sellers shall use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

        6.2 NOTICES AND CONSENTS. Prior to the Closing, the Sellers shall cooperate with the Buyer to obtain all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Bodies, and shall effect all such filings and notices with or to third parties and Governmental Bodies, as may be necessary or desirable in connection with the transactions contemplated by this Agreement (including without limitation those listed in Part 3.2 of the Disclosure Letter).

        6.3 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, each of the Sellers shall conduct its operations and business in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that the goodwill and ongoing business of the Sellers shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, the Sellers shall not, without the written consent of the Buyer (not to be unreasonably withheld or delayed):

               (a) except in the Ordinary Course of Business, make any payment of or increase in any bonuses, salaries, commissions or other compensation to any stockholder, director, officer, or employee or enter into any employment, severance, or similar Contract with any stockholder, director, officer, or employee;

               (b) adopt, or increase the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for any employees of any Seller;

               (c) sell (other than sales of inventory in the Ordinary Course of Business), lease, or otherwise dispose of any asset or property of any Seller or mortgage, pledge, or incur any Encumbrance on any asset or property of any Seller;

               (d) except in the Ordinary Course of Business, cancel or waive any claims or rights with a value to any Seller in excess of $75,000;

               (e) materially change the accounting methods used by any Seller;

               (f) incur any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) except those in the Ordinary Course of Business;

               (g) acquire any assets other than in the Ordinary Course of Business;

               (h) terminate any Contracts listed, or enter into any Contracts that would otherwise be required to be listed, in Part 3.15(a) of the Disclosure Letter;

               (i) enter into any agreements, whether oral or written, to do any of the foregoing.

        6.4 FULL ACCESS. From the date of this Agreement until the Closing Date, the Sellers shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer access, upon reasonable notice and during normal business hours, to all management personnel, offices, properties and except as prohibited by law, financial and accounting books and records, contracts, other records and documents of the Sellers, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records and other written material. The Sellers shall furnish to the Buyer such financial and operating data and other information with respect to the Sellers as the Buyer shall reasonably request.

        6.5    NOTICE OF BREACHES; UPDATES.

               (a) The Sellers shall promptly deliver to the Buyer written notice of any event or development that would (i) render any statement, representation or warranty of the Sellers or the Stockholder in this Agreement (including exceptions set forth in the Disclosure Letter) inaccurate or incomplete in any material respect, (ii) constitute or result in a breach by the Sellers or the Stockholder of, or a failure by the Sellers or the Stockholder to comply with, any agreement or covenant in this Agreement applicable to the Sellers or the Stockholder, or (iii) result in a Material Event. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

               (b) The Buyer shall promptly deliver to the Sellers written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer of, or a failure by the Buyer to comply with any agreement or covenant in this Agreement applicable to the Buyer. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach. Further, the Buyer shall promptly deliver to the Sellers written notice of any event or development that would (i) render any statement, representation or warranty of the Sellers in this Agreement inaccurate or incomplete in any material respect, (ii) constitute or result in a breach by the Sellers of, or a failure by the Sellers to comply with any agreement or covenant in this Agreement applicable to the Sellers, or
(iii) result in a Material Event. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach or the Buyer's rights to indemnification with respect to such breaches.

        6.6 EXCLUSIVITY. The Sellers shall not, and the Sellers shall cause their Affiliates and each of their officers, directors, employees, representatives, and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets or other business combination involving any Seller or
(b) provide any non-public information concerning the business, properties or assets of any Seller to any person or entity (other than the Buyer).

        6.7 CREDIT SUPPORT. Stockholder has guaranteed Sellers' performance with respect to two letter of credit arrangements disclosed in Part 3.29 of the Disclosure Letter. It is the parties' understanding that the Stockholder intends to terminate such guarantees within 30 days after the Closing Date.

7.      INDEMNIFICATION; REMEDIES

        7.1 SURVIVAL. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter and any other certificate or document delivered pursuant to this Agreement will survive the Closing; the right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

        7.2 INDEMNIFICATION AND REIMBURSEMENT BY THE SELLERS AND THE STOCKHOLDER. The Sellers and the Stockholder will, jointly and severally, indemnify and hold harmless the Buyer, its representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons"), and will reimburse the Indemnified Persons, for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with:

               (a) any breach of any representation or warranty made by the Sellers or the Stockholder in this Agreement, the Disclosure Letter, or any other certificate or document delivered by any Seller or the Stockholder pursuant to this Agreement;

               (b) any breach by the Sellers or the Stockholder of any covenant or obligation of any Seller or the Stockholder in this Agreement;

               (c)    any Excluded Liability;

               (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or the Stockholder; or

               (e) any breach by the Stockholder subsequent to the Closing of any obligations which were not assigned to the Buyer arising from any Distributor Agreement listed on Schedule 3.15.

        For purposes of determining the amount of Damage and whether or not a Damage or Damages individually or in the aggregate exceed the limitation amounts set forth in Section 7 hereof, Damages shall be determined after giving effect to any federal, state, foreign or local tax benefit obtained or received by the Person incurring the Damage, and after giving effect to any other third party reimbursements or other payments received with respect to any such Damages. Further, it is the parties' understanding that the Sellers and the Stockholder are not required to indemnify the Buyer for Damages relating to liabilities of the Sellers to the extent reflected or reserved against on the Closing Balance Sheet and claims relating to any breach of Sellers' product or service warranties.

        7.3 INDEMNIFICATION AND REIMBURSEMENT BY THE BUYER. The Buyer will indemnify and hold harmless each of the Sellers and the Stockholder, and each of their respective representatives, stockholders, controlling persons and affiliates, and will reimburse each of the Sellers and the Stockholder, and each of their respective representatives, stockholders, controlling persons and affiliates for any Damages arising from or in connection with (a) any breach of any representation or warranty made by the Buyer in this Agreement or in any certificate delivered by the Buyer pursuant to this Agreement, (b) any breach by the Buyer of any covenant or obligation of the Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, (d) any Assumed Liabilities, (e) any liability arising out of the conduct of the Business by the Buyer after the Closing Date or (f) any breach by the Buyer of any obligations which were assigned to the Buyer arising from any Distributor Agreement listed on Schedule 3.15.

        7.4 LIMITATIONS ON INDEMNIFICATION. None of the Sellers nor the Stockholder will have any liability for indemnification under Section 7.2(a) with respect to any representation or warranty in Section 3, other than those in Sections 3.1, 3.2(a) and (b), 3.6, 3.10, 3.17, and 3.22 and Sections 3A.1 and
3A.2, unless on or before the second anniversary of the Closing Date the Stockholder is given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer. None of the Sellers nor the Stockholder will have any liability for indemnification under
Section 7.2(a) with respect to any representation or warranty in Section 3.17 unless on or before the fourth anniversary of the Closing Date the Stockholder is given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer. None of the Sellers nor the Stockholder will have any liability for indemnification under Section 7.2(a) with respect to any representation or warranty in Sections 3.1 (other than the first sentence thereof), 3.10 or 3.22 or Sections 3A.1 or 3A.2 unless on or before the seventh anniversary of the Closing Date the Stockholder is given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer. None of the Sellers nor the Stockholder will have any liability under Section 7.2(a) with respect to any representation or warranty in the first sentence of Section 3.1, Sections 3.2(a) and (b) and Section 3.6, unless on or before ninety (90) days after the expiration of the statute of limitations applicable to the underlying claim giving rise to indemnification the Stockholder is given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer. The Buyer will have no liability for indemnification under Section 7.3(a) with respect to any representation or warranty in Section 4 unless on or before the second anniversary of the Closing Date the Buyer is given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Sellers. A claim for indemnification or reimbursement under Sections 7.2 (b) or (d) or Sections 7.3(b), (c), or (e) shall be made prior to ninety (90) days after the expiration of the statute of limitations applicable to the underlying claim giving rise to the indemnification claim, and a claim for indemnification or reimbursement under Sections 7.2(c), 7.2(e), 7.3(d) and 7.3(f) may be made at any time. None of the Sellers nor the Stockholder shall have any indemnity obligations to the Buyer for claims under Section 7.2(a) until the aggregate cumulative amount of the Buyer's indemnity claims for Damages against the Sellers and the Stockholder under Section 7.2(a) herein exceeds $250,000 whereupon the Buyer shall be entitled to recover the entire aggregate cumulative amount of all such indemnity claims in excess of $125,000 (the "Indemnity Basket"); PROVIDED, HOWEVER, the Sellers' and the Stockholder's aggregate indemnity obligations to the Buyer for claims under Section 7.2(a), excluding claims based on representations and warranties contained in the first sentence of Section 3.1, Sections 3.2(a) and (b) and Section 3.6, shall, in no event, exceed $5,000,000. Further, the Sellers and the Stockholder shall not be required to indemnify the Buyer for Damages relating to a claim which is otherwise indemnifiable under this Section 7 if such claim for indemnification involves less than $25,000 (the "Minimum Claim Amount"); provided, however, that
(X) for purposes of determining whether the Minimum Claim Amount has been exceeded, all claims arising out of the same or similar circumstances shall be treated as a single claim, and (Y) with respect to any indemnifiable claim that exceeds the Minimum Claim Amount, the entire claim (not just the amount in excess of $25,000) shall be indemnifiable.

        7.5    PROCEDURES FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

               (a) Promptly after receipt by an indemnified  party under Section
7.2 or Section 7.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

               (b) If any Proceeding referred to in Section 7.5(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party, provided the indemnifying party shall consult with the indemnified party regarding any material strategic decisions with respect to such Proceeding and shall allow the indemnified party the right to participate in such Proceeding and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (which consent shall not be unreasonably withheld or delayed) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party in good faith, after notice to the indemnifying party and provided the indemnified party provides the indemnifying party a reasonable opportunity to consult with the indemnified party regarding such settlement or compromise. Notwithstanding the foregoing, if a customer or a supplier of any Seller asserts that the Buyer is liable to such customer or supplier for a monetary obligation which may constitute or result in Damages for which the Buyer may be entitled to indemnification pursuant to this Section 7 and the Buyer reasonably determines that it has a valid business reason to fulfill such obligations, then (i) the Buyer shall be entitled to satisfy such obligation without prior notice to or consent from the Sellers or the Stockholder, (ii) the Buyer may make a claim for indemnification pursuant to this Section 7 and (iii) the Buyer shall be reimbursed, in accordance with the provisions of this Section 7, for any such Damages for which it is entitled to indemnification pursuant to the provisions of this Section 7; PROVIDED, HOWEVER, that if the Buyer makes a claim for indemnification in accordance with this sentence the Sellers and the Stockholder shall not be deemed to have waived any defense to such claim by the Buyer, notwithstanding the Buyer's prior satisfaction of the obligation for which indemnification is sought, and it shall not be a defense to the Buyer's claim for indemnification that the Buyer has satisfied the obligation for which indemnification is sought.

               (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

               (d) Each of the Sellers and the Stockholder hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on the Sellers and the Stockholder with respect to such a claim anywhere in the world.

        7.6  PROCEDURE  FOR   INDEMNIFICATION  --  OTHER  CLAIMS.  A  claim  for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

        7.7 EXCLUSIVE REMEDY. Except with respect to claims for fraud or with respect to breaches of Sections 2.1, 2.7, 8.2, 8.14, 8.16, 8.17 and 8.18, the sole and exclusive remedy of the Buyer, the Sellers and the Stockholder against each other arising out of this Agreement, or otherwise arising out of the Buyer's acquisition of the Assets, shall be to assert a claim for indemnification under Section 7 hereto.

8.      GENERAL PROVISIONS

        8.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each of the Buyer and the Sellers will bear their respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

        8.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, by the Buyer only with the consent of Bear Medical, and by the Sellers or the Stockholder, only with the consent of the Buyer, none of which consents will unreasonably be withheld. The content of any public announcement by the Buyer will be subject to review and approval by Bear Medical, and the content of any public announcement by any of the Sellers or the Stockholder will be subject to review and approval by the Buyer, none of which approvals will unreasonably be withheld. The Sellers and the Buyer will consult with each other concerning the means by which the Sellers' employees, customers, and suppliers and others having dealings with the Sellers will be informed of the Contemplated Transactions, and the Buyer will have the right to be present for any such communication.

        8.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when actually received or if earlier, one day after deposit with a nationally recognized overnight delivery service, charges prepaid, or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers a party may designate by notice to the other party):

        Sellers and Stockholder :

        c/o Allied Healthcare Products, Inc.
        1720 Sublette Avenue
        St. Louis, Missouri 63110
        Attn: President

        with a copy to:

        Ira H. Polon, Esq.
        Dickstein, Shapiro, Morin & Oshinsky, LLP
        2101 L Street NW
        Washington, DC 20037

        Telecopy No.: (202) 887-0689

        Buyer:

        BM Acquisition Corp.
        c/o Thermo Electron Corp.
        504 Airport Road/P.O. Box 2108
        Santa Fe, NM 87505
        Telecopy No.: (505) 471-6079
        Attention: John T. Keiser

        with a copy to:

        Thermo Electron Corporation
        81 Wyman Street
        Waltham, MA  02254-9046
        Attention: General Counsel
        Telecopy No.:  (617) 622-1283

        8.4 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        8.5 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        8.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        8.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

        8.8 DISCLOSURE LETTER. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter
(other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

        8.9 ASSIGNMENTS, SUCCESSORS, AND THIRD-PARTY RIGHTS. No party hereto may assign any of its rights under this Agreement without the prior written consent of the other party except that the Buyer may assign any of its rights under this Agreement to any Affiliate of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

        8.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        8.11 SECTION HEADINGS; CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        8.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        8.13 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.

        8.14 CONFIDENTIALITY. Except as required by law or legal process, each of the Sellers and the Stockholder agrees that it will not disclose any trade secrets, proprietary or other confidential information relating to the Business transferred hereunder to the Buyer, without the prior written consent of the Buyer. If any Seller or the Stockholder is required by law or legal process to disclose any such information, such Seller or the Stockholder shall give the Buyer prompt written notice thereof, and in any event prior to such Seller's or Stockholder's actual disclosure of such information, so that the Buyer may seek a protective order or other appropriate remedy. The Sellers and the Stockholder agree to cooperate with the Buyer, at Buyer's expense, to obtain any such protective order or other remedy to assure that confidential treatment will be accorded such confidential information. The obligations of the Sellers and the Stockholder shall not apply to information which becomes generally available to the public other than as a result of a breach of this provision by any Seller or the Stockholder or any of their respective employees, representatives or agents.

        8.15 EMPLOYEES, EMPLOYEE BENEFITS. On the Closing Date, the Buyer shall offer employment to all Sellers' employees and certain Stockholder employees, as listed on Schedule 8.15(a), provided such employees, other than those employees listed on Schedule 8.15(b) who continue to be out on leave of absence as of the Closing Date, are available to begin work on the Closing Date. The Buyer's offers of employment shall be for positions comparable to those the employees held in the Sellers' business at a comparable salary. The Buyer's offers shall be for employment-at-will, and under such other terms and conditions as the Buyer normally applies to similarly-situated employees in its or its Affiliates' other businesses. For purposes of this Agreement, employees of the Sellers who accept employment with the Buyer shall be referred to as "Hired Employees." As soon as practicable after the Closing, the account balances of the Hired Employees under the Sellers' 401(k) Plan shall be directly rolled over from the Sellers' 401(k) Plan to the Buyer's 401(k) Plan or, to the extent permitted under Code Sections 401(k) and 411(d)(6) and the regulations thereunder, shall be made available for distribution from the Seller's 401(k) Plan to the Hired Employees at their election, provided that Hired Employees with outstanding loans under Sellers' 401(k) Plan, must make such election, at their discretion, within 120 days from the Closing Date it being understood that the Buyer shall not assume the Sellers' Frozen Employee Deferred Compensation and Profit Sharing Plan, that the Seller intends to terminate such Plan before or after the Closing and that the Buyer and the Seller will share equally all administrative costs and expenses associated with the termination of such Plan. All direct rollovers of account balances from the Sellers' 401(k) Plan to the Buyer's 401(k) Plan shall be made in cash and promissory notes representing loans made to Hired Employees; PROVIDED, HOWEVER, that a Hired Employee shall be permitted to transfer only one loan to the Buyer's 401(k) Plan. The Buyer shall assume accrued vacation liabilities of up to $27,490 for those employees of the Stockholder who become employees of the Buyer after the Closing; provided, however, if any such former Stockholder employee resigns from the employ of the Buyer on or before December 31, 1997, the Stockholder shall reimburse the Buyer for all payments made by the Buyer to such former Stockholder employee with respect to accrued vacation time.

        8.16 ACCESS TO HISTORICAL FINANCIAL INFORMATION. The Sellers and the Stockholder shall make available, and direct and authorize their independent public accountants to make available, to the Buyer and to the independent public accountants representing the Buyer (at no cost to the Buyer), all working papers pertaining to the examination by the Sellers' and the Stockholder's accountants, as the case may be, of the accounting records of the Sellers, and shall provide such cooperation as the Buyer shall reasonably request in connection with the Buyer's preparation of any financial statements relating to the business of the Sellers required to be included in any filing made by the Buyer or any affiliate of the Buyer with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act.

        8.17 SOLICITATION. For a period of two years after the Closing Date, none of the Sellers nor the Stockholder shall, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, solicit or attempt to induce any Restricted Employee to terminate his or her employment with the Buyer or any affiliate of the Buyer. For purposes of this agreement, a "Restricted Employee" shall mean any person, other than employees terminated involuntarily by the Buyer, who (i) either (A) hold or have access to trade secrets or other confidential information relating to the business of the Sellers or (B) had annual base salary in 1996 of at least $50,000, and (ii) either (X) was an employee of the Buyer or any affiliate of the Buyer on either the date of this Agreement or the Closing Date or (Y) was an employee of any Seller on either the date of this Agreement or the Closing Date and who is employed by the Buyer immediately after the Closing. Further, for a period of two years after the Closing Date, the Buyer shall not, either directly or indirectly as a stockholder, inventor, partner, director, officer, employee or otherwise, solicit or attempt to solicit any employee of the Stockholder or any Subsidiary of the Stockholder so long as such employee is employed by the Stockholder or any Subsidiary of the Stockholder other than pursuant to general solicitations for employment including through newspapers or similar advertisements or through search firms provided that such solicitations are not directed at Stockholder employees or employees of its Subsidiaries.

        8.18   NON-COMPETITION.

               (a) For a period of five years after the Closing Date, the Stockholder shall not, nor shall it permit any of its Subsidiaries or affiliates to, either directly or indirectly as a stockholder (other than ownership of less than one percent of the outstanding equity in a publicly held company), investor, partner, director, officer, employee, consultant or otherwise, engage in a Competitive Business anywhere in the world. For purposes of this Agreement, a "Competitive Business" means the business of the Sellers as currently conducted or as it is currently intended to be conducted in the future.

               (b) The Stockholder agrees that the duration and geographic scope of the non-competition provision set forth in this Section 8.18 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the U.S. and each and every political subdivision of each and every country outside the U.S. where this provision is intended to be effective.

        8.19 CERTIFICATE OF AMENDMENT. At least one (1) day prior to Closing, each of the Sellers, other than Bear AG, shall deliver to the Buyer a duly executed and acknowledged certificate of amendment to its articles or certificate of incorporation or other appropriate document which is required to change its corporate name to a new name bearing no resemblance to its present name so as to make its present name available to the Buyer. The Buyer is hereby authorized to file such certificate or other document (at the Sellers' expense) in order to effectuate such change of name at or after the Closing as the Buyer shall elect.

        8.20 TRANSITION SERVICES. At the Closing the Buyer and the Stockholder shall enter into an Agreement relating to (i) the supply of compressor products by the Stockholder to the Buyer and (ii) the warehousing of certain of the Stockholder's products at the Buyer's facility.

        8.21 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        8.22 TRANSFER TAXES. The Buyer shall pay all sales, use, excise and transfer taxes which may be payable in connection with the sale and transfer of the Assets.

        8.23 THERMO GUARANTEE. Thermo hereby agrees to guarantee the payment and performance obligations of the Buyer set forth in Sections 2.1, 2.4, 2.5, 2.9 and 7, which guarantee shall continue until all such obligations to be performed by the Buyer have been performed or otherwise discharged.

        8.24 COOPERATION IN LITIGATION. From and after the Closing Date, each party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other party relating to or arising out of conduct of the Business by the Sellers or the Buyer or their respective Affiliates prior to or after the Closing Date (other than litigation among the Sellers and the Buyer and/or their respective Subsidiaries, Affiliates or parent companies arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such party or its officers, directors, employees and agents for their time spent in such cooperation.

        8.25 COLLECTION OF ACCOUNTS RECEIVABLE. Each of the Sellers and the Stockholder agrees that it shall forward promptly to the Buyer any moneys, check or instruments received by any of them after the Closing Date with respect to the Accounts Receivable purchased by the Buyer pursuant to this Agreement and any account receivable arising out of the sale of inventory by the Buyer in the Ordinary Course of Business after the Closing Date (a "New Receivable"). Each of the Stockholder and the Sellers shall provide to the Buyer such reasonable assistance as the Buyer may request with respect to the collection of any such Accounts Receivable or New Receivable provided the Buyer pays the reasonable out-of-pocket expenses of the Sellers and the Stockholder incurred in providing such assistance.

        8.26 TRADEMARK USE. Effective as of the Closing Date, the Stockholder hereby grants to the Buyer the fully paid license to continue to use the name "Allied" without warranty and at Buyer's sole risk and expense in connection with products sold and services provided by the Business on a transitional basis during the period beginning on the Closing Date and ending on the date which is 180 days after the Closing Date (the "License Period"). All use of the name "Allied" hereunder shall inure solely to the benefit of the Stockholder. Upon the expiration of the License Period, the Buyer shall cease and shall not thereafter commence use of the name "Allied." The foregoing license shall be personal to the Buyer and the Buyer shall not have any right to transfer, directly or indirectly, by sublicense, assignment or otherwise, any of the rights conferred hereby to any other person or entity; provided, however, that the Buyer may transfer such license to an Affiliate of the Buyer in the event that any such entity or entities succeeds to all or any substantial portion of the Business provided that such Affiliate shall have first agreed in writing to be bound by the provisions of this Section 8.26.

9.      TERMINATION

        9.1 TERMINATION EVENTS. Subject to the other provisions of this Section 9, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned:

        (a) By either the Sellers and the Stockholder, on the one hand, or the Buyer, on the other, if a material default or breach shall be made by the other with respect to (i) the due and timely performance of any of its covenants and agreements contained herein, or (ii) the due compliance with any of its representations and warranties contained in Sections 3 and 3A or Section 4, as the case may be, except (in the case of the Sellers and the Stockholder) for any lack of compliance that arises from an event or condition that (together with all other events or conditions) would not be a Material Event, and such breach or default has not been (i) cured within 15 days after notice thereof is given to the breaching party or (ii) waived by the non-breaching party;

        (b) (i) by the Buyer if all of the conditions set forth in Section 5.1 shall not have been satisfied on or before November 30, 1997, or in the event of a second request by the Federal Trade Commission or other appropriate Governmental Body pursuant to either parties' Hart-Scott-Rodino filing, December 31, 1997, other than through failure of the Buyer to fully comply with its obligations hereunder, or shall not have been waived by it on or before such dates; or (ii) by the Sellers and the Stockholder if all of the conditions set forth in
        Section 5.2 shall not have been satisfied on or before November 30, 1997, or in the event of a second request by the Federal Trade Commission or other appropriate Governmental Body pursuant to either parties' Hart-Scott-Rodino filing, December 31, 1997, other than through failure of the Sellers and the Stockholder to fully comply with their obligations hereunder, or shall not have been waived by it on or before such dates;

        (c) By either the Sellers, the Stockholder or the Buyer if there shall have occurred a Material Event; or

        (d) by mutual written consent of the Sellers, the Stockholder and the Buyer.

        9.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties hereunder shall terminate; PROVIDED, HOWEVER, that if this Agreement is so terminated by one party pursuant to Section 9(a) or 9(b)(i) or (ii) because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's failure to comply with its obligations under any provision of this Agreement, it is expressly agreed and understood that such party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired. No termination of this Agreement shall act to terminate or otherwise impair the obligations set forth in Sections 8.1 and 8.2.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            BUYER:

                                            BM ACQUISITION CORP.

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

                                            THERMO ELECTRON CORPORATION

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

                                            SELLERS:

                                            BEAR MEDICAL SYSTEMS, INC.

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

                                            BICORE MONITORING SYSTEMS, INC.

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

                                            ALLIED HEALTH CARE PRODUCTS AG
                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

                                            BEAR MEDICAL SYSTEMS FOREIGN
                                            SALES CORPORATION
                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

                                            STOCKHOLDER:

                                            ALLIED HEALTHCARE PRODUCTS, INC.

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________


AA972760021

                             LIST OF EXHIBITS AND SCHEDULES


        Exhibit A            Disclosure Letter
        Exhibit B            Excluded Contracts
        Exhibit C            Purchase Price Allocation
        Exhibit D            Intentionally Omitted
        Exhibit E            Consents to Contract Assignments
        Exhibit F            Non-Contravention; Buyer's Consents
        Exhibit 8.15(a)      Hired Employees
        Exhibit 8.15(b)      Employees on Leave